Adobe Financial Targets
December 15, 2016
This document summarizes the financial targets and target commentary provided by Adobe, and reconciles GAAP to non-GAAP targets.
Fiscal Year 2017 Annual Targets
The following annual FY2017 targets were provided by Adobe on December 15, 2016. These targets do not reflect Adobe’s pending acquisition of TubeMogul.

Total Adobe revenue	~$6.950 billion*
Digital Media segment revenue	~20 percent year-over-year growth
Digital Media ARR	~25 percent year-over-year growth
Adobe Marketing Cloud revenue	~20 percent year-over-year growth
Adobe Marketing Cloud Annual Subscription Value (“ASV”) bookings	~30 percent year-over-year growth
Tax rate	GAAP: ~21%	Non-GAAP: ~21%
Earnings per share	GAAP: ~$2.85	Non-GAAP: ~$3.75
* Updated from preliminary target provided on November 2, 2016 to incorporate current expected foreign revenue currency translation impact

•	Expect to add approximately $225 million of net new Digital Media ARR in Q1, followed by sequential growth of net new ARR in Q2; anticipate seasonally-driven sequential decline in Q3, followed by strong seasonal growth in Q4 to achieve approximately $1 billion of net new Digital Media ARR during the year

•	Expect revenue and earnings per share to grow sequentially each quarter, with the largest sequential increase in Q4
Q1 Fiscal Year 2017 Targets
The following first quarter FY2017 targets and target commentary were provided by Adobe on December 15, 2016. These targets do not reflect Adobe’s pending acquisition of TubeMogul. As a reminder, for comparison purposes it is important to consider year-ago first quarter FY2016 results contained an extra week due to Adobe’s 52/53 fiscal year calendar.

Revenue	~$1.625 billion
Non-operating other expense	~$13 million
Tax rate	GAAP: ~15%	Non-GAAP: ~21%
Earnings per share	GAAP: ~$0.71	Non-GAAP: ~$0.87
Share count	~501 million shares

•	Expect to achieve approximately $225 million of net new Digital Media ARR

•	Expect Digital Media segment year-over-year revenue growth of approximately 19%

•	Expect Adobe Marketing Cloud year-over-year revenue of approximately 20%

•	Factoring the extra week in Q1 FY2016, these Q1 FY2017 total revenue, Digital Media segment and
Adobe Marketing Cloud revenue targets represent greater than 20% year-over-year growth

Reconciliation of GAAP to Non-GAAP Financial Targets
(In millions, except per share data)
The following table shows Adobe's annual fiscal year 2017 earnings per share target reconciled to the non-GAAP financial target included in this document.

Fiscal Year 2017
Diluted net income per share:

GAAP diluted net income per share	$2.85
Stock-based and deferred compensation expense	0.87
Amortization of purchased intangibles	0.26
Income tax adjustments	(0.23)
Non-GAAP diluted net income per share	$3.75

Shares used to compute diluted net income per share	501.0
The following tables show Adobe's first quarter fiscal year 2017 financial targets reconciled to non-GAAP financial targets included in this document.

First Quarter Fiscal 2017
Diluted net income per share:

GAAP diluted net income per share	$0.71
Stock-based and deferred compensation expense	0.20
Amortization of purchased intangibles	0.07
Income tax adjustments	(0.11)
Non-GAAP diluted net income per share	$0.87

Shares used to compute diluted net income per share	501.0

First Quarter Fiscal 2017
Effective income tax rate:

GAAP effective income tax rate	15.0%
Stock-based and deferred compensation expense	0.7
Amortization of purchased intangibles	0.3
Income tax adjustments	5.0
Non-GAAP effective income tax rate	21.0%

Fiscal Year 2015 - Fiscal Year 2018 Financial Targets
The following fiscal year FY2015 through FY2018 compound annual growth rate (“CAGR”) and ARR targets were reaffirmed by Adobe on December 15, 2016.

Total Adobe revenue	Approximately 20 percent CAGR
Digital Media segment revenue	Greater than 20 percent CAGR
Digital Media ARR	Greater than 20 percent CAGR
Adobe Marketing Cloud revenue	Greater than 20 percent CAGR
Adobe Marketing Cloud bookings	Approximately 30 percent CAGR
Non-GAAP earnings per share*	Approximately 30 percent CAGR
Operating cash flow	Approximately 25 percent CAGR
*As part of its long-term growth targets, Adobe believes it can achieve approximately 30 percent CAGR in non-GAAP diluted net income per share. Although the information to enable Adobe to reconcile and provide GAAP diluted net income per share targets for those years is not available at this time, reconciling items are expected to include, stock-based and deferred compensation expense, amortization of purchased intangibles, investment gains and losses and income tax adjustments.
Use of Non-GAAP Financial Information
Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.
Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

Calculating Annualized Recurring Revenue (“ARR”)

Creative ARR	Annual Value of Creative Cloud Subscriptions and Services + Annual Digital Publishing Suite Contract Value + Annual Creative ETLA Contract Value
Document Cloud ARR	Annual Value of Document Cloud Subscriptions and Services + Annual Document Cloud ETLA Contract Value
Digital Media ARR	Creative ARR + Document Cloud ARR
Note: ARR targets and results are adjusted for constant currency based on exchange rates in December each year.
Forward-Looking Statements Disclosure
Our financial targets contain forward-looking statements and projections, including those related to revenue and bookings growth in our Digital Marketing business, growth in recurring revenue, revenue, earnings per share on a GAAP and non-GAAP basis, share count, non-operating other expense, operating cash flow, and tax rate on a GAAP and non-GAAP basis, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and offer products and services that meet customer requirements, introduction of new products, services and business models by competitors, failure to successfully manage transitions to new business models and markets, uncertainty in economic conditions and the financial markets, fluctuations in subscription renewal rates, complex and unpredictable sales cycles for some enterprise offerings, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, changes in accounting principles, and failure to realize the anticipated benefits of past or future acquisitions.
For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2015 and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2016. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.